Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement No. 333-145985 on Form S-8 of our report dated October 5, 2007, relating to the financial statements of Diet Coffee, Inc., which appear in this Annual Report on Form 10-KSB of Diet Coffee, Inc. for the year ended June 30, 2007.

/s/ RBSM LLP
Certified Public Accountants

New York, New York October 17, 2007